Exhibit 24.1

POWER OF ATTORNEY

We, the undersigned directors of PACCAR Inc, a Delaware corporation, hereby severally constitute and appoint M. C. Pigott, R. E. Armstrong, or any of them, singly, our true and lawful attorney-in-fact, to sign for us, and in our names in our capacity as director on behalf of the Company, a registration statement on Form S-3 to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1933, as amended, for the purpose of registering debt securities of this corporation, together with any and all supplements and amendments thereto (including post-effective supplements and amendments).

IN WITNESS WHEREOF, each of the undersigned has executed this power of attorney as of this 6th day of December 2011.

/s/ A. J. CARNWATH	/s/ M.C. PIGOTT
A. J. Carnwath Director, PACCAR Inc	M. C. Pigott Chairman of the Board and Director PACCAR Inc

/s/ J. M. FLUKE, JR.	/s/ T. E. PLIMPTON
J. M. Fluke, Jr. Director, PACCAR Inc	T. E. Plimpton Director, PACCAR Inc

/s/ K. S. HACHIGIAN	/s/ G. M. E. SPIERKEL
K. S. Hachigian Director, PACCAR Inc	G. M. E. Spierkel Director, PACCAR Inc

/s/ S. F. PAGE	/s/ W. R. STALEY
S. F. Page Director, PACCAR Inc	W. R. Staley Director, PACCAR Inc

/s/ R. T. PARRY	/s/ C. R. WILLIAMSON
R. T. Parry Director, PACCAR Inc	C. R. Williamson Director, PACCAR Inc

/s/ J. M. PIGOTT
J. M. Pigott Director, PACCAR Inc